Earnings Webcast July 11, 2025 Second Quarter 2025 Exhibit 1

0 Additional information about Vista Energy, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Company” or “Vista”) can be found in the “Investors” section on the website at www.vistaenergy.com. This presentation does not constitute an offer to sell or a solicitation of any offer to buy any securities of the Company, in any jurisdiction. Securities may not be offered or sold in the United States absent registration with the U.S. Securities Exchange Commission (“SEC”), the Mexican National Securities Registry held by the Mexican National Banking and Securities Commission (“CNBV”) or an exemption from such registrations. This presentation does not contain all the Company’s financial information. As a result, investors should read this presentation in conjunction with the Company’s consolidated financial statements and other financial information available on the Company’s website. Some of the amounts contained herein are unaudited. 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Words such as “believes,” “thinks,” “forecasts,” “expects,” “anticipates,” “intends,” “should,” “seeks,” “estimates,” and “future” or similar expressions are included with the intention of identifying statements about the future. For the avoidance of doubt, any projection, guidance or similar estimation about future results, performance or achievements is a forward-looking statement. Although the assumptions and estimates on which forward-looking statements are based are believed by our management to be reasonable and based on the best currently available information, such forward-looking statements are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. Projections related to production results as well as cost estimations – including any anticipated performance and guidance of Vista included in this presentation – are based on information as of the date of this presentation and reflect numerous assumptions including assumptions with respect to type curves for new well designs and certain frac spacing expectations, all of which are difficult to predict and many of which are beyond our control and remain subject to several risks and uncertainties. The inclusion of the projected financial information in this document should not be regarded as an indication that we or our management considered or consider the projections to be a reliable prediction of future events. As such, no representation can be made as to the attainability of projections, guidances or other estimations of future results, performance or achievements. We have not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone. Neither our management nor any of our representatives has made or makes any representation to any person regarding our future performance compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. We may or may not refer back to these projections in our future periodic reports filed or furnished under the Securities Exchange Act of 1934. These expectations and projections are subject to significant known and unknown risks and uncertainties which may cause our actual results, performance or achievements, or industry results, to be materially different from any expected or projected results, performance or achievements expressed or implied by such forward-looking statements. Many important factors could cause our actual results, performance or achievements to differ materially from those expressed or implied in our forward looking statements, including, among other things uncertainties relating to future government concessions and exploration permits; adverse outcomes in litigation that may arise in the future; general political, economic, social, demographic and business conditions in Argentina, Mexico and in other countries in which we operate; the impact of political developments and uncertainties relating to political and economic conditions in Argentina, including the policies of the newly elected government in Argentina; significant economic or political developments in Mexico and the United States; uncertainties relating to the new administration that took office in Mexico in October 2024; changes in laws, rules, regulations and their interpretation and enforcement applicable to the Argentine and Mexican energy sectors and throughout Latin America, including changes to the regulatory environment in which we operate and changes to programs established to promote investments in the energy industry; any unexpected increases in financing costs or an inability to obtain financing and/or additional capital pursuant to attractive terms; any changes in the capital markets in general that may affect the policies or attitude in Argentina and/or Mexico, and/or Argentine and Mexican companies with respect to financings extended to or investments made in Argentina and Mexico or Argentine and Mexican companies; fines or other penalties and claims by the authorities and/or customers; any future restrictions on the ability to exchange Mexican or Argentine Pesos into foreign currencies or to transfer funds abroad; the revocation or amendment of our respective concession agreements by the granting authority; our ability to implement our capital expenditures plans or business strategy, including our ability to obtain financing when necessary and on reasonable terms; government intervention, including measures that result in changes to the Argentine and Mexican labor markets, exchange markets or tax systems; continued and/or higher rates of inflation and fluctuations in exchange rates, including the devaluation of the Mexican Peso or Argentine Peso; any force majeure events, or fluctuations or reductions in the value of Argentine public debt; changes to the demand for energy; the effects of a pandemic or epidemic and any subsequent mandatory regulatory restrictions or containment measures; environmental, health and safety regulations and industry standards that are becoming more stringent; energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted or material reduction in oil prices from historical averages; our relationship with our employees and our ability to retain key members of our senior management and key technical employees; the ability of our directors and officers to identify an adequate number of potential acquisition opportunities; our expectations with respect to the performance of our recently acquired businesses; our expectations for future production, costs and crude oil prices used in our projections; uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves; increased market competition in the energy sectors in Argentina and Mexico; potential changes in regulation and free trade agreements as a result of U.S., Mexican or other Latin American political conditions; environmental regulations and internal policies to achieve global climate targets; the ongoing conflict involving Russia and Ukraine; and more recently, the Israel-Hamas conflict. Forward looking statements speak only as of the date on which they were made, and we undertake no obligation to release publicly any updates or revisions to any forward looking statements contained herein because of new information, future events or other factors. In light of these limitations, undue reliance should not be placed on forward looking statements contained in this presentation. Further information concerning risks and uncertainties associated with these forward looking statements and Vista’s business can be found in Vista’s public disclosures filed on EDGAR(www.sec.gov) or at the web page of the Mexican Stock Exchange (www.bmv.com.mx). You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements. This presentation is not intended to constitute and should not be construed as investment advice. Other Information. Vista routinely publishes important information for investors in the Investor Relations support section on its website, www.vistaenergy.com. From time to time, Vista may use its website as a channel for distributing material information. Accordingly, investors should monitor Vista’s Investor Relations website, in addition to following Vista’s press releases, SEC filings, public conference calls and webcasts. About projections and forward-looking statements

0 Q2 2025 HIGHLIGHTS 118 Mboe/d 81% y-o-y Production 102 Mbbl/d 79% y-o-y Oil Production 611 $MM 54% y-o-y Revenues 4.7 $/boe 4% y-o-y Lifting Cost -1,356 $MM includes PEPASA acquisition Free Cash Flow 405 $MM 40% y-o-y Adj. EBITDA 356 $MM 3% y-o-y CAPEX Net Leverage Ratio (1) Successfully executed transformational M&A 235 $MM 68% y-o-y Net Income 2.3 $/share 56% y-o-y EPS Vista emerged as the largest independent oil producer and the largest oil exporter in Argentina 1.38x pro forma Units and definitions can be found in the Glossary. Pro forma values calculated as if PEPASA had been acquired on January 1, 2024. Pro forma Net Leverage Ratio (1.38x) = (Gross financial debt (2,599 $MM) – Cash position (154 $MM)) / Pro forma LTM Adj. EBITDA (1,766 $MM). Net Leverage Ratio without this adjustment was 1.93x.

0 Operational highlights of the quarter NEW WELL ACTIVITY RAMP-UP SELLING EXPENSES REDUCTION D&C COST REDUCTION 24 tie-ins during Q2 -1.4 $MM per well Zero trucking LACH MONTHLY PRODUCTION Mboe/d TRUCKING COSTS $MM D&C COST (1) $MM/well -10% (1)Normalized to a standard well design in Bajada del Palo Oeste, of 2,800 meters lateral length and 47 frac stages well. Back to Q4 2024 levels

OIL PRODUCTION Mbbl/d TOTAL PRODUCTION (1) Mboe/d NATURAL GAS PRODUCTION MMm3/d Strong interannual production growth, boosted by LACh acquisition 0 Includes oil, gas and LPG production. LPG production in Q2-25 totaled 468 boe/d, compared to 585 boe/d in Q1-25 and 139 boe/d in Q2-24 +81% +79% Production boosted by 47 new wells tied-in in our operated blocks during LTM, and the consolidation of 50% of La Amarga Chica as of April 1st, 2025 +93% +46% +47% +44%

REVENUES (1) $MM AVG. REALIZED NATURAL GAS PRICE $/MMBtu AVG. REALIZED OIL PRICE $/bbl Revenue growth of 54% y-o-y Decrease in realized oil prices driven by lower Brent 100% of oil sales volumes sold at export parity prices Lower prices y-o-y, both in the domestic and export markets Exported 6% of total gas volumes at 5.7 $/MMBtu 0 Revenues are gross and include export duties of 17.6 $MM in Q2-25, 17.6 $MM in Q1-25 and 11.8 $MM in Q2-24 +54% % of export in net revenues 40% 53% 58% Oil exports (MMbbl) 1.9 3.2 5.6 Strong increase, driven by 79% y-o-y boost in oil production Increased exports to 5.6 MMbbl driven by LACh production -13% -27% +39%

Selling expenses per boe SELLING EXPENSES PER BOE $/boe Lifting cost is shown as Operating costs in our Consolidated statements of profit or loss. Lifting cost per boe = Operating costs / Total production. Lifting cost for Q2-25 (4.7 $/boe) = Operating costs (50.3 $MM) / Total production (10.7 MMboe) Low cost, fully-focused shale oil producer 0 Sequentially flat lifting cost reflects focus on cost control Fully eliminated trucking as of Q2-25, as the Oldelval expansion became online by the end of Q1-25, leading to a saving of 28 $MM in selling expenses vis-à-vis Q1-25 and of 41 $MM vis-à-vis Q4-24 LIFTING COST PER BOE (1) $/boe Total production (Mboe/d) Lifting cost per boe +4% Oil volume trucked (Mbbl/d) -41%

Recorded 40% growth in Adj. EBITDA 0 ADJ. EBITDA MARGIN % ADJ. EBITDA $MM Adj. EBITDA increased 40% y-o-y driven by production growth in our operated blocks and boosted by consolidation of 50% WI of La Amarga Chica production Realized crude oil price ($/bbl) Adj. EBITDA margin NETBACK $/boe +40% +4 p.p. +47% Cost savings and efficiency offset 9% lower oil prices, leading to sequentially higher margins and flat netback

Maintained a healthy NLR on a pro forma basis For the purpose of this graph, Financing activities cash flow is the sum of: (i) Cash flow generated by financing activities for 769 $MM; (ii) effect of exposure to changes in the foreign currency rate of cash and cash equivalents and other financial results for 0.8 $MM; and (iii) the variation in Argentine government bonds for 0.5 $MM Pro forma values calculated as if PEPASA had been acquired on January 1, 2024. Pro forma Net Leverage Ratio (1.38x) = (Gross financial debt (2,599 $MM) – Cash position (154 $MM)) / Pro forma LTM Adj. EBITDA (1,766 $MM). Net Leverage Ratio without this adjustment was 1.93x. 0 Operating activities cash flow reflects income tax payments of 215 $MM, an increase in working capital of 59 $MM and advanced payments for midstream expansions of 18 $MM Cash flow used in investing activities reflects accrued capex of 356 $MM, an increase in capex-related working capital of 140 $MM and the acquisition of PEPASA (net of cash) of 842 $MM Financing activities cash flow was mainly driven by proceeds from borrowings of 1,379 $MM, partially offset by the repayment of borrowings’ capital of 514 $MM Pro forma NLR was 1.38x Adj. EBITDA at quarter-end On July 1st, we signed three term loans for a total of 500 $MM to refinance debt maturing over the next 9 months Q2 2025 CASH FLOW EVOLUTION $MM Beginning of period cash position End of period cash position Investing activities cash flow Financing activities cash flow Operating activities cash flow NET LEVERAGE RATIO x (2) PEPASA acquisition (1)

LIFTING COST $/boe CAPEX (2) $Bn ACTIVITY # of net wells tied-in +18% Updated guidance reflects the consolidation of PEPASA (therefore 50% of La Amarga Chica block) as of April 1, 2025. See “About projections and forward-looking statements” on slide 2. Percentage increases in the charts shown were calculated with the midpoint of the guidance range Does not include the acquisition of PEPASA, upfront capacity payments to Oldelval nor Oiltanking Ebytem (OTE), nor equity contributions to Vaca Muerta Oleoducto Sur (VMOS) Updating our 2025 guidance (1) -2% -8% 125$MM cada 5$/bbl en el caso base 175 $MM por 7$ en el caso base 315 $MM por 12$ en el caso alto Operated LACh WI ADJ. EBITDA $Bn PRODUCTION Mboe/d +41% 2H-25 0.83-0.93 $Bn +62% Assumes 60 $/bbl realized oil price (65 $/bbl Brent) for 2H-25. Previous guidance was 1.30-1.35 $Bn at the same price

Closing remarks Transformational M&A boosted Q2-25 production and Adj. EBITDA Higher sequential margins despite 9% lower oil prices, as oil trucking was eliminated New 2025 guidance implies material production and Adj. EBTIDA growth, while significantly improving FCF profile Reduced D&C cost per well by 10% on the back of new contracting model and renegotiated tariffs

Q&A THANKS!

Glossary $: U.S. Dollars $MM: Million U.S. Dollars $Bn: Billion U.S. Dollars $/bbl: U.S. Dollars per barrel of oil $/boe: U.S. Dollars per barrel of oil equivalent Adj. EBITDA: Profit for the year, net + Income tax (expense) / benefit + Financial income (expense), net + Income (loss) from investments in associates + Depreciation, depletion and amortization + Restructuring and reorganization expenses + Impairment (reversal) of long-lived assets + Other non-cash costs related to the transfer of conventional assets + Gain from business combination Adj. EBITDA Margin: Adj. EBITDA / (Total Revenues + Gain from Export Increase Program) AF: Aguada Federal AM: Águila Mora bbl/d: Barrels of oil per day boe: Barrels of oil equivalent (see conversion metrics above) boe/d: Barrels of oil equivalent per day BN: Bandurria Norte BPE: Bajada del Palo Este BPO: Bajada del Palo Oeste Capex includes Property, plant and equipment additions Cash position is defined as Cash, bank balances and other short-term investments D&C: drilling and completion EPS (Earnings per share): Net Income divided by weighted average number of ordinary shares FCF (Free cash flow): Operating activities cash flow + Investing activities cash flow GHG emissions: Scope 1 & 2 greenhouse gas emissions from our operated assets at 100% working interest LACh: La Amarga Chica Lifting cost includes production, transportation, treatment and field support services; excludes crude oil stock fluctuations, depreciation, depletion and amortization, royalties and others, selling expenses, exploration expenses, general and administrative expenses, other operating income, other operating expense and other non-cash costs related to the transfer of conventional assets Mbbl: Thousands of barrels of oil MMbbl: Million barrels of oil MMboe: Million barrels of oil equivalent NLR (Net leverage ratio): Net financial debt / LTM Adj. EBITDA Netback: Adj. EBITDA / Total production PEPASA: Vista Energy LACh S.A., formerly known as Petronas E&P Argentina S.A. Production includes oil, gas and NGL production, and excludes flared gas, injected gas and gas consumed in operations p.p.: percentage points SEC: Securities and Exchange Commission WI: working interest